EXHIBIT 31.2

Rule 13a-14(a) Certification of Chief Financial Officer

CERTIFICATIONS

I, Christa C. Leonard, certify that:

1.     I have reviewed this quarterly report on Form 10-Q/A of Westaff, Inc. (the “registrant”);

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  November 20, 2008

/s/ Christa C. Leonard
Christa C. Leonard
Westaff, Inc.
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)